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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our reports dated January 29, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
January 12, 2000